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                                                                   EXHIBIT 10.30

                         HUTTIG BUILDING PRODUCTS, INC.
                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

     This Non-Competition and Confidentiality Agreement ("Agreement") is entered into this 31st day of March, 2002, by and between Huttig Building Products ("Employer") and Barry J. Kulpa ("Employee") (collectively the "Parties").

     In consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, including, but not limited to, the employment of Employee by Employer on an at-will basis, the Parties agree as follows:

     1. Acknowledgments. Employer is engaged in the business of selling windows, doors, and related residential building materials. Employee acknowledges that:
(1) the identity and particular needs of the Employer's customers are not generally known; (2) Employer has a proprietary interest in the identity of its customers and customer lists; (3) Employee's contacts with Employer's customers constitute a major portion of the Employer's goodwill and customer relationships; and (4) documents and information regarding Employer's methods of training, sales, pricing, and costs are highly confidential and constitute trade secrets. Employee further acknowledges that these trade secrets and confidential information have been developed by the Employer through substantial expenditures of time, effort, and money, and constitute valuable and unique property of the Employer. Employee also acknowledges that the foregoing makes it reasonably necessary for the protection of Employer and Employer's business interest that Employee not compete with Employer during the period of his association with Employer and for a period of time thereafter as set forth herein.

     2. Employment. The Employer employs Employee in a position of trust on an at-will basis. Employee shall devote substantially all of his business time and effort to performing services for Employer's benefit. Employee's employment with Employer is on an at-will basis and, as such, both Employer and Employee may terminate the relationship at any time, with or without notice or cause.

     3. Trade Secrets and Confidential Information. While employed by Employer, Employee has received training and has access to and become familiar with various trade secrets and confidential information of Employer, including, but not limited to, the Employer's products and production methods, financial information, personnel records and handbooks, promotional and instructional materials, customer lists, and information regarding Employer's sales, pricing, and costs. Employee acknowledges that such confidential information and trade secrets are owned and shall continue to be owned solely by Employer. During the term of his employment, and at all times thereafter, Employee shall keep and hold in strictest confidence all such information, and will not disclose, reveal, furnish, make available, or use such confidential information and trade secrets, other than for the benefit of Employer as necessary to carry out his job duties with Employer.

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     4. Documents. Under no circumstances shall Employee remove from Employer's office any of Employer's sales catalogs, order books, computer disks, financial information, personnel records and handbooks, promotional and instructional materials, customer lists, and documents regarding Employer's sales, pricing and costs, or any copies of such documents, except for the benefit of Employer and as necessary to carry out his job duties with Employer. Employee shall not make any copies of said documents for use outside of Employer's office, except as specifically authorized in writing by Employer. Upon separation from employment with Employer for any reason, whether voluntary or not, Employee shall return to Employer all property of the Employer, including, but not limited to, all copies of sales catalogs, order books, computer disks, financial information, personnel records and handbooks, promotional and instructional materials, customer lists, and documents regarding Employer's sales, production, pricing and costs. In the event that said items are not returned, Employer shall have the right to charge Employee for all reasonable costs, attorneys' fees, and expenses incurred in recovering such property.

     5. Covenant Not to Compete/Non-Solicitation. Except as set forth below:

          A. Employee shall not, during his employment with Employer and for a period of six (6) months thereafter, within a one hundred (100) mile radius of Employer's facilities in existence at the time of Employee's separation, directly or indirectly establish or aid in establishing, or have effective control over, by ownership of securities or otherwise, any business engaged in the business of manufacturing and/or selling windows, doors, or related residential building materials, or become associated with or render services (as an employee, independent contractor, consultant or otherwise) to any business engaged in any such activities.

          B. Employee shall not, for a period of twelve (12) months after termination of his or her employment with Employer for any reason, whether voluntary or involuntary, solicit the trade of, contact, divert, or attempt to solicit, any of the persons, firms, corporations or other entities which were customers of Employer at any time during Employee's employment with Employer.

          C. Employee shall not at any time during Employee's employment with Employer and for a period of twelve (12) months after termination of his employment with Employer for any reason, whether voluntary or involuntary, directly or indirectly induce or attempt to induce any employee of Employer to gain or seek employment elsewhere. During the twelve (12) months after Employee's employment ends for any reason, Employee shall not, whether Employee has engaged in any such inducement, directly or indirectly employ any person who at any time has been employed by Employer and who has had access during such employment to Employer's trade secrets, customer lists, or other confidential business information.

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     The provisions of Section 5(A) and 5(B) above shall not apply to an employee whose employment is terminated by Employer directly as a result of Employer's decision to eliminate Employee's position. In addition, the Parties hereto acknowledge that they may mutually agree that Employee may leave employment with Employer for employment with a customer, vendor, or a non-competing building materials wholesale distributor of Employer and that in such case Employer may release Employee from any or all of the restrictions set forth above; provided, however, that any agreement must be in writing and signed by the Parties.

     The Parties hereto intend to restrict the activities of Employee only to the extent necessary for the protection of Employer's legitimate business interest. To the extent any covenant set forth in any section of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable in any respect, such covenant shall not be rendered void, but instead shall automatically be amended for such lesser term or to such lesser extent as may grant Employer the maximum protection and restriction on Employee's activities permitted by applicable law and said circumstances, and such provision, as modified, shall be fully enforceable as though set forth herein. Any such modification shall not affect the other provisions or clauses of this Agreement in any respect. The invalidity or unenforceability of any provisions or clause of this Agreement shall not affect the continued validity or enforceability of any provisions or clauses hereof, and this Agreement shall not be construed in all respects as if such invalid or unenforceable provision or clause were omitted.

     6. Employer's Remedies. The Parties agree that the services to be rendered by Employee are special, unique and of an extraordinary character. Employee hereby acknowledges that: (i) the restrictions contained herein are reasonable and necessary in order to protect Employer's legitimate business interests; (ii) any breach or violation thereof would result in irreparable injury to Employer; and (iii) the enforcement of a remedy by way of injunction would not prevent Employee from earning a living. Employee, therefore, acknowledges and agrees that, in the event of any violation or breach of this Agreement, Employer shall be authorized and entitled to obtain, from any court of competent jurisdiction:
(a) preliminary and permanent injunctive relief; (b) an equitable accounting of all profits or benefits arising out of such violation or breach; (c) direct, incidental and consequential damages to Employer arising from the violation or breach; and (d) money damages of ten thousand dollars ($10,000.00) per month as liquidated damages and not as a penalty for each month or fractional equivalent thereof in which Employee is in violation of this Agreement; all of which rights and remedies shall be cumulative and in addition to any other rights and remedies to which Employer may be entitled. In addition if either party breaches any of the terms of this Agreement, the non-breaching party shall be entitled to receive form the breaching party all costs and expenses, including attorneys' fees expended in enforcing the terms of this Agreement.

     7. Representation and Warranty. Employee represents and warrants to Employer that Employee has not heretofore assumed any obligations or entered into

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any arrangements or contracts inconsistent or in conflict with those set out in this Agreement.

     8. Consideration. This Agreement is made for and in consideration of the mutual promises contained herein and in consideration of Employer's issuing to Employee, and Employee's election to receive, restricted stock under the Huttig Building Products, Inc. EVA Incentive Compensation Plan. As additional consideration, Employer agrees to pay Employee salary and/or commissions consistent with Employee's employment on an at-will basis.

     9. Waiver of Rights. If either party should fail to insist that the other party perform any of the terms of this Agreement, such failure shall not be construed as a waiver of any past, present or future right granted under this Agreement, and the obligations of both Parties under this Agreement shall continued in full force an effect.

     10. Assignment. Neither party shall have the right to assign any rights or obligations under this Agreement without the prior written approval of the other party except that the Employer may assign its rights and obligations to any successor of the business of Employer without Employee's approval.

     11, Governing Law. This Agreement shall be subject to and governed by the laws of the State of Missouri.

     12. Complete Understanding. This Agreement constitutes the complete understanding of the Parties, and supersedes all previous agreements with regard to the subject matter, if any, between the Parties. Except as provided in the last paragraph of Section 5 of this Agreement, none of the provisions of this Agreement may be waived, altered or amended, except in writing, signed by an officer of Employer and by Employee.

     Employee acknowledges that he/she has read and fully understands each and every provision of the foregoing and is executing the same voluntarily with full knowledge of its meaning and significance.

DATE:________________________         /s/ Barry J. Kulpa
                                    --------------------------------------------
                                    EMPLOYEE

                                    HUTTIG BUILDING PRODUCTS, INC.

DATE:     3/31/02                   By: /s/ Nick H. Varsam
     ------------------------          -----------------------------------
                                    Title:  Vice President - General Counsel
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